EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form SB-2 for Houston American Energy Corp. of our report dated March 7, 2006 related to the balance sheet of Houston American Energy Corp. for the year ended December 31, 2005 and the related Statements of Operations, Shareholder's Equity and Cash Flows for the year ended December 31, 2005 and 2004. We also consent to the reference to us under the headings "EXPERTS" in such Form SB-2.


                                        Thomas Leger & Co. L.L.P.

Houston, Texas
June 5, 2006